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                                                                EXHIBIT 99.3



[ LOGO ]                                             FOR IMMEDIATE RELEASE
                                                     CONTACT:  CONWAY G. IVY
                                                     VICE PRESIDENT, CORPORATE
                                                     PLANNING AND DEVELOPMENT
                                   NEWS:             216-566-2102
______________________________________________________________________________
          The Sherwin-Williams Company - 101 Prospect Avenue, N.W. -
                    Cleveland, Ohio 44115 - (216) 566-2140


     CLEVELAND, OHIO, January 10, 1996 -- The Sherwin-Williams Company (NYSE:SHW) today announced that it has completed its acquisition of Pratt & Lambert United, Inc. Effective today, a wholly-owned subsidiary of Sherwin-Williams was merged into Pratt & Lambert, making Pratt & Lambert a wholly-owned subsidiary of Sherwin-Williams. In the merger, each outstanding share of Pratt & Lambert stock not owned by Sherwin-Williams (other than shares owned by Pratt & Lambert shareholders who properly exercise appraisal rights under New York law) was converted into the right to receive $35.00 per share in cash. Former Pratt & Lambert shareholders must surrender their stock certificates in order to receive the merger consideration. A Notice of Merger and related Letter of Transmittal for that purpose will be mailed to all former Pratt & Lambert shareholders of record shortly.